UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 11, 2015, Ned Siegel, a Chairman of the Board of Medbox, Inc. (the “Company”), adopted a stock trading plan (the “10b5-1 Plan”), effective immediately, in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under the 10b5-1 Plan, a broker-dealer is authorized to sell up to 808,333 shares of the Company’s common stock held by Mr. Siegel, which may include shares acquired through Mr. Siegel’s participation in one or more of the Company’s equity compensation plans. Shares may be sold under the 10b5-1 Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Plan. The 10b5-1 Plan terminates on September 10, 2017.

The purpose of the 10b5-1 Plan is to provide liquidity and investment diversification. Transactions under the 10b5-1 Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: September 16, 2015	By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer